Exhibit 10.15

SI-BONE, INC.

3055 OLIN AVENUE, SUITE 2200

SAN JOSE, CA 95128

January 18, 2017

Dr. W. Carlton Reckling

[Address intentionally omitted.]

Dear Carlton:

On behalf of SI-BONE, Inc. (the company) it is our pleasure to offer you a promotion effective February 1, 2017 on the following terms:

Position: Your title will be Chief Medical Officer and VP of Medical Affairs and you will continually report to me.

Cash Compensation: The Company will pay you a base semi-monthly salary of $12,500 equivalent to a yearly amount of $300,000 subject to applicable withholdings. SI-BONE paydays are semi-monthly.

Employment Relationship. The remainder of the terms and conditions of your employment with the Company, including without limitation to the at-will nature of your employment, will remain as set forth in the offer letter between you and the Company dated February 7, 2012.

Carlton, we hope that you will accept this offer of promotion to assume this position within the Company. Please indicate your acceptance by signing this document below and retuning a signed copy at your earliest convenience.

If you have any questions, please call me at 408-207-0700.

Very truly yours,

SI-BONE, INC.

By:	/s/ Jeffrey W. Dunn
Jeffrey W. Dunn
President, CEO and Chairman

I have read and accept this employment offer:

/s/ W. Dr. W. Carlton Reckling
Signature of Dr. W. Carlton Reckling

Dated: 2/22/2017

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